SUN RIVER ENERGY, INC. ANNOUNCES DEBT RESTRUCTURING

Dallas, TX -- (PRNewswire-FirstCall) - August 6, 2010 --Sun River Energy, Inc. (OTC:BB:SNRV) Sun River Energy, Inc. announces that on August 5, 2010, it converted an aggregate of $1,416,340.76 of principal and accrued but unpaid interest due on various promissory notes into equity. As a result of the conversion, the Company issued an aggregate 1,530,597 shares of its common stock, par value $0.0001 per share.. The conversion rate ranged from $0.25 per share to $1.50 per share based on the original terms of the promissory notes.

Donal R. Schmidt, Jr., the Company's CEO and President, states:

I am extremely pleased our management team was able to work with the Company's creditors to convert approximately 54% of the Company's outstanding debt into equity. As a result of the conversions, the Company's debt has been reduced from approximately $2.6 Million down to $1.2 Million exclusive of the one-year convertible term noted issued in connection with the acquisition of assets from FTP Oil & Gas LP ("FTP"). I believe the debtholders' willingness to convert their respective debt to equity is an indication of their confidence in the capabilities of our new executive management team and the Company's overall strategy moving forward. Consistent with its obligations under the agreements relating to the acquisition of PC Operating Texas Inc. and certain assets from FTP, the Company continues to negotiate with the few remaining debt holders in an attempt to have them convert their debt into equity.

As such, I believe the restructuring of the debt along with the resolution of the shareholder lawsuit in Colorado several weeks ago will allow Sun River to execute on its plans for the development of its existing oil and gas assets, particularly the mineral interest the Company owns in Colfax County, New Mexico."

In additional news, the Company has approved the renaming of its wholly owned subsidiary PC Operating Texas Inc. to Sun River Operating, Inc.

About Sun River Energy:

Sun River Energy, Inc. is a Dallas based oil and gas exploration company focusing its efforts on North America, specifically oil and natural gas in the Rocky Mountain region. For further information on the Company, please visit our website www.SunRiverEnergy.com.

Media Contact:

Stuart Newsome

1-800-669-6511

info@sunriverenergy.com

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the company's success in drilling, the company's ability to fund the company's planned capital investments; the company's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). Investors are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.